Exhibit 23.5
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (dated July 15, 2008) pertaining to the Option Plan for Employees, Directors and Officers — 2003 of Elron Electronic Industries Ltd. of our report dated March 13, 2008 with respect to the consolidated financial statements of Netvision Ltd. included in the Annual Report of Elron Electronic Industries Ltd. on Form 20-F for the year ended December 3 1, 2007 filed with the Securities and Exchange Commission.

Kost Forer Gabbay & Kasierer A member of Emst & Young Global

Haifa, Israel
July 15, 2008